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BG Staffing, Inc. Announces Q2 and Six-Month
Record 2017 Financial Results
PLANO, Texas – July 27, 2017 – BG Staffing, Inc. (NYSE American: BGSF), a rapidly growing national provider of professional temporary staffing services, today reported record financial results for its second quarter and six-months ended June 25, 2017.

Quarter Two 2017 Results

	2017	2016	Change	% Change
	(amounts in thousands, except per-share amounts)
Revenues	$68,774	$62,615	$6,159	9.8%
Gross profit	$17,227	$15,185	$2,042	13.4%
Gross profit percentage	25.0%	24.3%	0.7%	2.9%
Net income	$2,285	$1,397	$888	63.6%
Net income per diluted share	$0.25	$0.17	$0.08	47.1%
Weighted average diluted shares	9,051	8,053	998	12.4%
Adjusted EBITDA (1)	$6,634	$5,781	$853	14.8%
Adjusted EBITDA percentage (2)	9.6%	9.2%	0.4%	4.3%

Six-Month 2017 Results

	2017	2016	Change	% Change
	(amounts in thousands, except per-share amounts)
Revenues	$125,618	$122,166	$3,452	2.8%
Gross profit	$30,899	$28,531	$2,368	8.3%
Gross profit percentage	24.6%	23.4%	1.2%	5.1%
Net income	$3,586	$2,231	$1,355	60.7%
Net income per diluted share	$0.40	$0.28	$0.12	42.9%
Weighted average diluted shares	8,986	7,852	1,134	14.4%
Adjusted EBITDA (1)	$10,776	$10,297	$479	4.7%
Adjusted EBITDA percentage (2)	8.6%	8.4%	0.2%	2.4%

L. Allen Baker, Jr., President and CEO, stated, "Our business model continues to work well. All of our metrics were up for the quarter and six month periods, which resulted in record results. As expected, the recent acquisition of Zycron enhanced our results for quarter and year-to-date."

(1) Non-GAAP financial measure. See reconciliation at end for details.
(2) Adjusted EBITDA as a percentage of revenue.

Conference Call
The Company will host an investor conference call to discuss financial results on July 28, 2017 at 1:30pm PDT (4:30 EDT). The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PDT (4:30pm EDT) on July 28, 2017. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=125512.  A replay of the recorded call will be available for 90 days on the Company's website (http://bgstaffing.investorroom.com/). You can also listen to a replay of the call by dialing 1-844-512-2921 (international participants dial 1-412-317-6671) starting July 28, 2017, at 7:30pm EDT through August 4, 2017 at 11:59 pm EDT. Please use PIN Number 10003280.

About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its various divisions. BG Staffing is primarily a professional temporary staffing platform that has integrated several regional and national brands and is set to achieve scalable growth. The Company was ranked as the top 60th largest U.S. staffing company in 2017 and was named the 71st fastest growing staffing company in the country in 2016 by Staffing Industry Analysts. The Company’s acquisition philosophy is one that not only brings financial growth, but retention of unique and dedicated talent within the companies. This has resulted in a strong management team, with tenure and a desire to offer exceptional service to candidates, customers and investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contact:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500 terri@bibimac.com

BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on Adjusted EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, non-cash items, and certain items that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income to Adjusted EBITDA

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
	(dollars in thousands)
Net income	$2,285	$1,397	$3,586	$2,231
Interest expense, net	837	1,297	1,396	2,576
Income tax expense	1,460	886	2,293	1,436
Depreciation and amortization	1,865	1,726	3,236	3,508
Loss on extinguishment of debt	—	404	—	404
Share-based compensation	187	71	265	142
Adjusted EBITDA	$6,634	$5,781	$10,776	$10,297